UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 18, 2021

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On June 18, 2021, VAALCO Energy, Inc. (the “Company”) entered into an executive employment agreement with Mr. Ronald Bain to serve as the Chief Financial Officer of the Company, effective June 21, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement Mr. Bain will be entitled to receive an annual base salary of $330,000. The Employment Agreement also provides that Mr. Bain will be eligible to receive an annual cash bonus with a target percentage equal to 50% of his base salary and stock options and other long-term incentive awards up to 50% of his base salary. Pursuant to the Employment Agreement, the Company will pay Mr. Bain $22,000 per year for health benefits and $17,000 per year for pension benefits, as well as provide other customary employment benefits including paid vacation and sick leave.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Bain, age 54, is joining VAALCO from Royal Boskalis Westminster N.V. where he served as Finance Director of Subsea Services. Mr. Bain has over 25 years of oil and gas industry experience in a variety of roles across the supply chain and is a capital markets experienced chartered accountant (FCCA). Prior to working for Boskalis, Mr. Bain was Chief Financial Officer at Eland Oil & Gas Plc where he served on the board and on a variety of related company boards until the company was acquired by Seplat Petroleum Development Plc in December of 2019. Prior to working for Eland, Mr. Bain led the financial integration planning for Baker Hughes on the GE Oil & Gas merger. He held a variety of Regional Accounting Directorship roles within the Baker flagship and Enterprise Finance Organization & Controller positions for both Baker Hughes and BJ Services over a 19-year period. Mr. Bain has gained experience over the last 25 years dealing with several African countries, especially in the areas of statutory reporting, taxation and compliance. Outside of the oil and gas industry, Mr. Bain was formerly the Finance Director for Donside Paper Company, where he rose to that position in a nine-year service period that saw him first join the company as an Assistant Accountant and progress through the Finance organization via its manufacturing and cost accounting department. Mr. Bain qualified as a Chartered Accountant in 1993 with the Association of Certified Chartered Accountants where he is now a Fellow of the Association. He also holds certification from Corporate Financial Reporting Institute in Financial Modelling & Valuation Analyst, has certifications in International Financial Reporting (ACCA) and an award in Pension Trusteeship from the Pensions Management Institute. He attained a Scottish Higher National Certificate in Accounting at Aberdeen College of Commerce in 1987.

There is no family relationship between Mr. Bain and any director or executive officer of the Company. There are no transactions between Mr. Bain and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01Regulation FD Disclosure.

On June 21, 2021, the Company issued a press release announcing the appointment of Mr. Bain as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, effective as of June 21, 2021, by and between VAALCO Energy, Inc. and Ronald Bain.
99.1	Press Release, dated June 21, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: June 21, 2021
	By:	/s/ Michael G. Silver
	Name:	Michael G. Silver
	Title:	Executive Vice President, General Counsel